UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act. None

Title of each class	Trading symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 Form 8-K/A is filed to amend the Current Report on Form 8-K filed on February 5, 2021 by Destination XL Group, Inc. (the “Initial Form 8-K”) solely for purposes of correcting the number of Shares set forth in the first paragraph of Item 1.01. No other changes have been made to the Initial Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2021, Destination XL Group, Inc. (the “Company”) entered into a definitive stock purchase agreement (the “Purchase Agreement”) with funds affiliated with a single institutional investor fund manager, pursuant to which the Company has agreed to issue and sell, in a registered direct offering, an aggregate of 11,111,111 shares of its common stock (the “Shares”), for an aggregate purchase price of $5.0 million. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The offering is expected to close on or about February 9, 2021, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering is being conducted pursuant to a placement agency agreement between the Company and D.A. Davidson & Co., acting as sole placement agent. The Company has agreed to pay D.A. Davidson a fee equal to 7% of the aggregate purchase price paid by the purchasers and certain expenses incurred by it of up to $50,000 and a cash retainer of $100,000. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

In connection with the offering, (i) the Company has agreed to certain restrictions on the issuance and sale of its shares of common stock (or common stock equivalents) and (ii) each of the Company’s directors and certain of its executive officers will also be required to agree, subject to certain limited exceptions, not to sell or otherwise dispose of any shares of the Company’s common stock (or common stock equivalents), in each case for a period of 30-days following the closing of the offering.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-238929), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 16, 2020, the base prospectus dated June 4, 2020 and a prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01	Other Events.

The Company is currently in discussions with a lender regarding a refinancing of its existing FILO (first in-last out) loan with Bank of America, N.A. Any such refinancing will be subject to due diligence review and customary closing conditions, and there is no guarantee or assurance that the Company will be able to negotiate or enter into a refinancing of its FILO loan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K contains statements by the Company that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this press release include the Company’s potential refinancing of its FILO loan, the expected closing date of the offering and the intended use of proceeds from the offering. These forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements included in this report. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to successfully negotiate a refinancing, to satisfy certain conditions to closing the offering, and other factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2020 and its Quarterly Reports on Form 10-Q and other subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.

Date: February 5, 2021	By:	/s/ Robert S. Molloy
Robert S. Molloy
Chief Administrative Officer, General Counsel and Secretary

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